Exhibit 4.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and between

ONEOK, INC.

and

NGP XI MIDSTREAM HOLDINGS, L.L.C.

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 28, 2025 by and between ONEOK, INC., an Oklahoma corporation (“ONEOK”), and NGP XI MIDSTREAM HOLDINGS, L.L.C., a Delaware limited liability company (“NGP”).

WHEREAS, pursuant to the Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among NGP, EnLink Midstream Operating, LP, a Delaware limited partnership, ONEOK and Delaware G&P LLC, a Delaware limited liability company, ONEOK has agreed to deliver to NGP the Registrable Securities (as defined below).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used herein, the term “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Effective Date” means the date of effectiveness of any Registration Statement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a).

“Legend Removal Documents” has the meaning specified therefor in Section 2.12.

“Losses” has the meaning specified therefor in Section 2.8(a).

“Managing Underwriter(s)” means, with respect to any Underwritten Offering, the book running lead manager, or book running lead managers (if applicable), of such Underwritten Offering.

“NGP” has the meaning specified therefor in the introductory paragraph of this Agreement.

“NYSE” means the New York Stock Exchange.

“ONEOK” has the meaning specified therefor in the introductory paragraph of this Agreement.

“ONEOK Common Stock” means the common stock of ONEOK, par value $0.01 per share.

“Other Holder” has the meaning specified in Section 2.2(b).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a).

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a).

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

“Registrable Securities” means the 4,852,645 shares of ONEOK Common Stock issued to NGP on the date hereof pursuant to the Purchase Agreement, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a).

“Registration Statement” has the meaning specified therefor in Section 2.1(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.8(a).

“Target Effective Date” has the meaning specified therefor in Section 2.1(b).

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of ONEOK Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“WKSI” means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security is held by ONEOK or one of its direct or indirect subsidiaries, (c) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11, (d) the date on which such Registrable Security becomes eligible for resale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in effect) without any restriction (including, if the Holder is an Affiliate of ONEOK, restrictions that apply to sales by Affiliates), and (e) on the third anniversary of the applicable date of issuance of the Registrable Securities. If, following any sale or other disposition of Registrable Securities in the manner described in clause (a) or (c) of this Section 1.2, any Holder no longer holds any Registrable Securities, such Holder shall provide notice thereof to ONEOK as soon as reasonably practicable following such sale or other disposition.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Shelf Registration. As soon as reasonably practicable following the date of this Agreement, but in any event within four (4) Business Days following the date hereof, ONEOK shall prepare and file an “automatic shelf registration statement” on Form S-3 under the Securities Act to permit the public resale of the Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”). ONEOK will use its commercially reasonable efforts to cause such Registration Statement filed pursuant to this Section 2.l(a) to be continuously effective under the Securities Act until the earliest to occur of the following: (i) all Registrable

Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) three years from the applicable date of issuance of the Registrable Securities (in each case of clause (i), (ii) or (iii), the “Effectiveness Period”). A Registration Statement (including the documents incorporated therein by reference), when it becomes effective under the Securities Act, will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, ONEOK may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement) if (i) ONEOK is pursuing a financing (other than pursuant to any at-the-market offering program), acquisition, merger, reorganization, disposition or other similar transaction and ONEOK determines in good faith that ONEOK’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) ONEOK determines in good faith that (A) ONEOK has experienced some other non-public event that is reasonably likely to be material to ONEOK and (B) the disclosure of which event at such time would materially and adversely affect ONEOK; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 90 days in any 180-day period or 120 days in any 365-day period. Upon ONEOK’s disclosure of such information or the termination of the condition described above, ONEOK shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. Each Selling Holder agrees that it shall, and shall direct its Affiliates and its and their respective directors, officers, constituent partners, employees, attorneys, accountants, fiduciaries, advisers and representatives that have access to such information, to keep confidential and not use, publish, disseminate, distribute or otherwise disclose any information with respect to the commencement, existence or termination of any such period during which the use of any prospectus that is a part of such Registration Statement is suspended pursuant to the provisions of this Section 2.1(b).

Section 2.2 Piggyback Registration.

(a) Participation. If at any time ONEOK proposes to file (i) at a time when ONEOK is not a WKSI, a Registration Statement and such Holder has not previously included its Registrable Securities in a Registration Statement contemplated by Section 2.1(a) of this Agreement that is currently effective, or (ii) a prospectus supplement to an effective “automatic” registration statement, so long as ONEOK is a WKSI at such time or, whether or not ONEOK is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of ONEOK Common Stock in an Underwritten Offering for its own account and/or another Person, other than (A) a registration relating solely to employee benefit plans, (B) a registration relating solely to a Rule 145 transaction, or (C) a registration on any registration statement form which does not permit secondary sales, then ONEOK shall give not less than three (3) Business Days’ notice (including, but not limited to, notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning more than $35,000,000 of Registrable Securities (calculated in accordance with Section 3.5), and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as such Holder may request in writing (a “Piggyback Registration”); provided, however, that ONEOK shall not be required to offer such opportunity (aa) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $50,000,000 of Registrable Securities (calculated in accordance with Section 3.5), in the aggregate, or (bb) to such Holders if and to the extent that ONEOK has been advised by the Managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing or distribution of the ONEOK Common Stock in such Underwritten Offering or the market for the ONEOK Common Stock, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1. Each such Holder will have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, ONEOK shall determine for any reason not to undertake or to delay such Underwritten Offering, ONEOK may, at its election, give written notice of such determination to the Selling Holders and, (AA) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (BB) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to ONEOK of such withdrawal at least one (1) Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to ONEOK requesting that such Holder not receive notice from ONEOK of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), ONEOK shall not deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by ONEOK pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder. By execution of this Agreement, Holder hereby delivers a Piggyback Opt-Out Notice which shall continue to exist unless later revoked by such Holder in writing.

(b) Priority of Piggyback Registration. If the Managing Underwriter(s) of any proposed Underwritten Offering advise ONEOK that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the ONEOK Common Stock offered or the market for the ONEOK Common Stock, then the ONEOK Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter(s) advise ONEOK can be sold without having such adverse effect, with such number to be allocated (i) first, to ONEOK and (ii) second, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of shares of ONEOK Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering by (B) the aggregate number of shares of ONEOK Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).

Section 2.3 Underwritten Offering.

(a) S-3 Registration. In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $250,000,000 from such Underwritten Offering, ONEOK shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter(s) selected by ONEOK after consultation with the Selling Holder, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter(s) in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that ONEOK shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, more than two (2) Underwritten Offerings pursuant to this Section 2.3.

(b) General Procedures. In connection with any Underwritten Offering contemplated by Section 2.3(a), the underwriting agreement into which each Selling Holder and ONEOK shall enter shall contain such representations, covenants, indemnities (subject to Section 2.8) and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with ONEOK or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.3, such Selling Holder may elect to withdraw therefrom by notice to ONEOK and the Managing Underwriter(s); provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect ONEOK’s obligation to pay Registration Expenses. ONEOK’s management may, but shall not be required to, participate in a roadshow or similar marketing effort in connection with any Underwritten Offering contemplated by this Section 2.3.

Section 2.4 Sale Procedures. In connection with its obligations under this Article II, ONEOK will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter(s) at any time shall notify ONEOK in writing that, in the reasonable judgment of such Managing Underwriter(s), inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, ONEOK shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) upon request, as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter(s), shall reasonably request; provided, however, that ONEOK will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by ONEOK of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, ONEOK agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish, or cause to be furnished, upon request, (i) an opinion of counsel for ONEOK addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort” letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified ONEOK’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by ONEOK and such other matters as such underwriters may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders during normal business hours access to such information and ONEOK personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that ONEOK need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with ONEOK;

(k) use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by ONEOK are then listed;

(l) use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of ONEOK to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities;

(o) if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

Notwithstanding anything to the contrary in this Section 2.4, ONEOK will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement without such Holder’s consent. If the staff of the Commission requires ONEOK to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) or ONEOK deems it advisable, on the advice of counsel, to so name any Holder, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement and ONEOK shall have no further obligations hereunder with respect to Registrable Securities held by such Holder and such Holder shall have been deemed to have terminated this Agreement with respect to such Holder.

Each Selling Holder, upon receipt of notice from ONEOK of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by ONEOK that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by ONEOK, such Selling Holder will, or will request the Managing Underwriter(s), if any, to deliver to ONEOK (at ONEOK’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5 Cooperation by Holders. ONEOK shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.2(a) who has failed to timely furnish such information that ONEOK determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.6 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities included in a Registration Statement agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 30 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on ONEOK or the officers, directors or any other Affiliate of ONEOK on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.6 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.6 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered a Piggyback Opt-Out Notice prior to receiving notice of the Underwritten Offering, because such Holder (together with its Affiliates) holds less than $35,000,000 of Registrable Securities (calculated in accordance with Section 3.5) or because the Registrable Securities of such Holder have become eligible for resale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in effect) without any restriction.

Section 2.7 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to ONEOK’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for ONEOK, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

(b) Expenses. ONEOK will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.8, ONEOK shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.8 Indemnification.

(a) By ONEOK. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, ONEOK will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that ONEOK will not be liable in any such case if and to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless ONEOK, ONEOK’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls ONEOK within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from ONEOK to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnifying party (such consent not to be unreasonably withheld). Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, ONEOK agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding ONEOK available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of ONEOK under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of ONEOK that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of ONEOK, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause ONEOK to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $50,000,000 of Registrable Securities (calculated in accordance with Section 3.5), (b) ONEOK is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement and (d) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer.

Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, ONEOK shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of ONEOK that would allow such current or future holder to require ONEOK to include securities in any registration statement filed by ONEOK on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Registrable Securities hereunder.

Section 2.12 Legend Removal. ONEOK shall use its commercially reasonable efforts to facilitate the removal of the restrictive legend on any Registrable Securities if (a) such Registrable Securities are sold pursuant to an effective registration statement in accordance with the plan of distribution described therein, (b) a registration statement covering the resale of such Registrable Securities is effective under the Securities Act and the applicable Holder delivers to ONEOK a representation and/or “will comply” letter, as applicable, in a form reasonably acceptable to ONEOK, certifying that, among other things, such Holder will only transfer such Registrable Securities pursuant to such effective registration statement in accordance with the plan of distribution described therein and will, upon request following any lapse of effectiveness of such registration statement, cooperate with ONEOK to have any then-applicable restrictive legends reincluded on such Registrable Securities and the Registrable Securities returned to book-entry form at ONEOK’s transfer agent, (c) such Registrable Securities may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an Affiliate of ONEOK, and has not been an Affiliate of ONEOK for the previous three months, and has satisfied the six-month holding period under Rule 144) or (d) such Registrable Securities have been sold, assigned or otherwise transferred pursuant to Rule 144; provided, that with respect to clause (b), (c) or (d) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by ONEOK or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). ONEOK shall use its commercially reasonable efforts to cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such Registrable Securities pursuant to this Section 2.12 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). ONEOK shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 2.12; provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.

ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or email to the following addresses:

(a) if to NGP:

NGP XI Midstream Holdings, L.L.C.

c/o NGP Energy Capital Management, L.L.C. 2850 N. Harwood Street, 19th Floor

Dallas, Texas 75201

Attention: Jeffrey A. Zlotky

E-mail: [***]

with a copy, which shall not constitute notice, to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: W. Matthew Strock and Caroline Kuehn

E-mail: [***]

(b) if to ONEOK:

ONEOK, Inc.

100 W. Fifth Street

Tulsa, Oklahoma 74103

Attention: Lyndon Taylor, Chief Legal Officer

E-mail: [***]

with a copy, which shall not constitute notice, to:

Baker Botts L.L.P.

2001 Ross Avenue, Suite 900

Dallas, Texas 75201-2980

Attention: Preston Bernhisel

E-mail: [***]

or to such other address as ONEOK or NGP may designate to each other in writing from time to time or, if to a transferee or assignee of NGP or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed, (iii) upon actual receipt of the email copy, if sent via email and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.2 Successors and Assigns. This Agreement shall be binding upon ONEOK, NGP and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.3 Assignment of Rights. Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.4 Recapitalization, Exchanges, Etc. Affecting Capital Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of ONEOK or any successor or assign of ONEOK (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of stock and the like occurring after the date of this Agreement.

Section 3.5 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of determining the value of Registrable Securities in connection with the applicable thresholds set forth in this Agreement, such value shall be determined by multiplying the number of Registrable Securities owned by the average of the closing price on the NYSE for the ONEOK Common Stock for the 10 trading days preceding the date of such valuation.

Section 3.6 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. Either party’s delivery of any executed counterpart signature page by electronic transmission (including .pdf format) is as effective as executing and delivering this Agreement in the presence of the other party, and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

Section 3.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.9 Governing Law, Submission to Jurisdiction. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.10 Waiver of Jury Trial. Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

Section 3.11 Severability of Provisions. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect, shall be construed so as to give effect to the original intent of the parties as closely as possible.

Section 3.12 Entire Agreement. This Agreement and the Purchase Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither ONEOK nor NGP has relied upon, restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights and obligations of ONEOK, NGP or any of their respective Affiliates hereunder or thereunder, and each of ONEOK and NGP expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

Section 3.13 Amendment. This Agreement may be amended only by means of a written amendment signed by ONEOK and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by ONEOK or NGP from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

Section 3.14 No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 3.15 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Securities makes such election, ONEOK may require assurances reasonably satisfactory to ONEOK of such owner’s beneficial ownership of such Registrable Securities.

Section 3.16 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than NGP, the Selling Holders, their respective permitted assignees and ONEOK shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of NGP or a Selling Holder hereunder.

Section 3.17 Interpretation. Article, Section and Schedule references herein refer to articles and sections of, or schedules to, this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Any reference in this Agreement to $ shall mean U.S. dollars. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision of this Agreement in which such words appear, unless the context otherwise requires. Whenever any determination, consent or approval is to be made or given by ONEOK or NGP under this Agreement, such action shall be in ONEOK’s or NGP’s sole discretion, as applicable, unless otherwise specified.

Section 3.18 Termination. This Agreement shall terminate with respect to each Holder upon the first date on which such Holder ceases to hold any Registrable Securities.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ONEOK, INC.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

[Signature Page to Registration Rights Agreement (ONEOK)]

NGP XI MIDSTREAM HOLDINGS, L.L.C.

By:	NGP XI US Holdings, L.P., its sole member

By:	NGP XI Holdings GP, L.L.C., its general partner

By:	/s/ Chris Carter
Name:	Chris Carter
Title:	Authorized Person

[Signature Page to Registration Rights Agreement (NGP)]